JILIN HAITIAN INDUSTRIAL COMPANY LIMITED

(A Development Stage Enterprise)

Consolidated Financial Statements with
Report of Independent Registered Public Accounting Firm
Years ended December 31, 2005 and 2004 and
Period from March 4, 1999 (inception) to December 31, 2005

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Jilin Haitian Industrial Company Limited:

We have audited the accompanying consolidated balance sheets of Jilin Haitian Industrial Company Limited (a development stage enterprise) and its subsidiary ("the Company") as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the years then ended and the period from March 4, 1999 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Jilin Haitian Industrial Company Limited (a development stage enterprise) and its subsidiary as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years then ended and the period from March 4, 1999 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/S/ Bernstein & Pinchuk LLP
New York, New York
March 23, 2006

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

	USD	USD
CONSOLIDATED BALANCE SHEETS
December 31,
	2005	2004

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$7,324	$141,083
Inventory	139,765	164,265
Prepaid expenses and other current assets	511,593	262,638
Total current assets	658,682	567,986

PROPERTY, PLANT AND EQUIPMENT, net	9,617,209	6,236,855
INTANGIBLE ASSETS	793,536	841,331
OTHER ASSETS	868,170	-
TOTAL ASSETS	$11,937,597	$7,646,172

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Bank loans	$646,768	$724,927
Accounts payable	2,595,227	1,909,857
Accrued expenses and other current liabilities	38,975	144,556
Total current liabilities	3,280,970	2,779,340

Amounts due to related parties	2,849,052	1,632,155
TOTAL LIABILITIES	6,130,022	4,411,495
COMMITMENTS AND CONTINGENCIES (Note 11 )	-	-

MINORITY INTEREST	329,008	320,827

STOCKHOLDERS' EQUITY
Common stock, RMB1 per share;
55 million and 10 million shares authorized,
55 million and 30 million shares issued and outstanding
in 2005 and 2004, respectively	6,645,028	3,624,502
Deficits accumulated during the development stage	(1,312,980)	(711,542)
Accumulated other comprehensive income	146,519	890
Total stockholders' equity	5,478,567	2,913,850
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,937,597	$7,646,172

See notes to consolidated financial statements.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

	USD	USD	USD
CONSOLIDATED STATEMENTS OF OPERATIONS

	Inception to
	December 31,	Years ended December 31,
	2005	2005	2004
Sales	$-	$-	$-

Cost of sales	-	-	-

Gross profit	-	-	-

Operating expenses	1,265,958	598,910	319,603

Loss from operations	(1,265,958)	(598,910)	(319,603)

Other expenses
Interest expense	(37,551)	(552)	(389)
Other expenses	(8,935)	(1,439)	-

Loss before income tax expense	(1,312,444)	-600,901	(319,992)
Income tax expense	537	537	-
Net loss	$(1,312,981)	$(601,438)	$(319,992)

Basic and diluted weighted average shares
outstanding		50,273,973	23,726,027

Basic and diluted net loss per share		$(0.01)	$(0.01)

See notes to consolidated financial statements.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS

			Deficits
			accumulated	Accumulated
	Common Stock		during	other	Total
	Number of		development	comprehensive	stockholders'	Comprehensive
	shares	Amount	stage	income	equity	loss
Balance, January 1, 2004	10,000,000	$1,208,167	$(391,550)	$49	$816,666
Issuance of capital stock for cash and an
intangible asset, see Note 6	20,000,000	2,416,335			2,416,335
Foreign currency translation gain				841	841	841
Net loss in 2004			(319,992)		(319,992)	(319,992)
Comprehensive income (loss)						(319,152)
Balance, December 31, 2004	30,000,000	3,624,502	(711,542)	890	2,913,850
Sale of capital stock	25,000,000	3,020,527			3,020,527
Foreign currency translation gain				145,629	145,629	145,629
Net loss in 2005			(601,438)		(601,438)	(601,438)
Comprehensive income (loss)						(455,808)
Balance, December 31, 2005	55,000,000	$6,645,029	$(1,312,980)	$146,519	$5,478,569

See notes to financial statements.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Inception to December 31,	Years ended December 31,
	2005	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,312,981)	$(601,438)	$(319,992)
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation and amortization	429,329	337,138	28,446
Changes in operating assets and liabilities
Inventory	(139,765)	28,420	(96,276)
Prepaid expenses and other current assets	(511,593)	(239,986)	(212,589)
Accrued expenses and other current liabilities	38,975	(108,243)	104,758
Net cash used in operating activities	(1,496,035)	(584,110)	(495,653)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in property, plant and equipment	6,942,389	2,617,094	3,454,974
Investment in intangible asset	90,710	6,137	48,328
Investment in other assets	1,065,753	1,065,753	-
Net cash used in investing activities	(8,098,852)	(3,688,984)	(3,503,301)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase of advances from related parties	2,670,740	1,164,258	1,442,443
Repayments of advances to related parties	-	-	698,240
Decrease of short-term bank loans	629,163	(95,737)	(24,164)
Capital contribution	6,288,970	3,068,504	2,012,299
Net cash provided by financing activities	9,588,873	4,137,025	4,128,817

EFFECT OF EXCHANGE RATE FLUCTUATIONS ON	13,338	2,310	777
CASH & CASH EQUIVALENTS

NET INCREASE IN CASH & CASH EQUIVALENTS	7,324	(133,759)	130,640

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-	141,083	10,442

CASH & CASH EQUIVALENTS, ENDING BALANCE	$7,324	$7,324	$141,083

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$152,623	$49,096	$48,708
Income tax paid	$537	$-	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
(a) An intangible asset of RMB 6 million (the equivalent of US$ 724,927) was contributed by Wang as capital. (Note 6).

See notes to consolidated financial statements.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Jilin Haitian Industrial Company Limited (“Haitian” or the “Company”) is located in Jilin, China.

The Company was organized as limited liability company in China on March 4, 1999. The Company was in the development stage in 2005 and 2004 to construct facilities and to purchase and install equipment to manufacture tert-dodecyl mercaptan (“TDDM”), a fine chemical product mainly used as molecular weight regulator during polymerization process of synthetic rubber, resins and high impact polystyrene.

On December 3, 2004 Haitian, jointly with other minority investors, established Jilin Xinlong Chemical Co., Ltd. (“Xinlong”) as a limited liability company. Xinlong will operate the TDDM facility when it is put into operation. The TDDM facility was substantially completed by the end of 2005. Haitian’s management expects the Xinlong facility to be in full operation in the second quarter of 2006.

Results of operations, liquidity, capital resources and going concern

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company, a development stage enterprise, is considered to be an ongoing entity. The Company’s shareholders may fund, at their discretion, any shortfalls in the Company’s cash flow on a day to day basis during the time period that the Company is in the development stage. The Company may also seek both private and public debt and/or equity funding during this time period.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements include accounts of Haitian and its 94.63% owned subsidiary, Xinlong. Significant intercompany balances and transactions have been eliminated upon consolidation. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of estimates in the preparation of the financial statements

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’ financial statements include receivable valuation, inventory valuation and useful lives for properties and proprietary technologies.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and short-term, highly liquid investments with maturities of three months or less when purchased.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with financial institutions with high-credit ratings and quality.

The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk and other considerations.

Inventory

Inventories are stated at the lower of cost or net realizable value. Costs are assigned to inventories based on the weighted average cost method.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method, so as to allocate the cost of depreciable assets in use to operations based upon the following estimated useful lives:

Land use rights	50	years
Buildings	20-40	years
Office equipment and vehicles	4-5	years

No depreciation is provided on construction in progress

Impairment of long-lived assets

Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. An impairment loss, measured based on the estimated fair value of the asset, is recognized if expected future undiscounted cash flows are less than the carrying amount of the assets.

Foreign currency transactions

The Company maintains its books and records in Renminbi (“RMB”), which is its functional currency. Transactions in other currencies are recorded in RMB at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the statement of income.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

In translating the financial statements of the Company from its functional currency into its reporting currency in United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet dates and income and expense accounts are translated using a weighted average exchange rate prevailing during the reporting periods. Adjustments resulting from the translation, if any, are included in cumulative other comprehensive income (loss) in stockholders' equity. Translation of the balance sheet amounts at December 31, 2005 and 2004 into United States dollars has been made at the rate of RMB 8.0709 and 8.2767 to $1.00. Translation of amounts of income and expenses for 2005 and 2004 into United States dollars has been made at the rate of RMB 8.1473 and 8.2768 to $1.00

The RMB is not readily convertible into United States dollars or other foreign currencies. The foreign exchange rate between the United States dollar and the RMB had been stable at approximately 1RMB to US$0.1205 for the last few years until in July 2005 Chinese government allowed it to fluctuate more based on market demand. As a result, it appreciated against United States dollars. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

Income taxes

Income taxes are recorded using the liability method. Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, as well as net operating loss carryforwards and tax credits, by applying statutory tax rates applicable to future years and classifying as current or non-current based upon the classification of the related asset or liability in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets when, in the opinion of management, it is more likely than not that some portion, or all of the deferred tax asset will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. There were no significant deferred income taxes in 2005 and 2004.

Net loss per share (“EPS”)

Basic EPS excludes dilution and is computed by dividing net income attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In 2005 and 2004, the Company had no potential diluted shares.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by investors and distributions to investors. Comprehensive income for the year presented has been disclosed within the consolidated statements of stockholders’ equity and comprehensive income.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Fair value of financial instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
Recently issued accounting standards

The Company does not anticipate that the adoption of recently issued accounting pronouncements will have a significant impact on its results of operations, financial position or cash flows.

3. INVENTORY

Inventory consisted of:

	December 31,
	2005	2004

Raw material	$3,431	$-
Work in process	34,956	-
Other commodities to be disposed of	-	68,470
Spare parts and packaging materials	101,378	95,795
Total	$139,765	$164,265

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of:

	December 31,
	2005	2004

Input value added tax that later on can be deducted
against tax on sales	$432,957	$241,513
Others	78,636	21,125
Total	$511,593	$262,638

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

5. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of:

	December 31,
	2005	2004

Land use right	$1,002,295	$977,373
Buildings	3,022,840	1,924,272
Plant and equipment	5,488,492	-
Office equipment and vehicles	159,126	64,371
Construction in progress	-	3,305,455
Total	9,672,753	6,271,471
Accumulated depreciation	-55,544	-34,616
Property, plant and equipment - net	$9,617,209	$6,236,855

6. INTANGIBLE ASSETS

Intangible assets represent proprietary technology developed by Jilin Chemical Institute (“JCI”), which is used for the production of TDDM.. At the end of 2000, JCI singed an agreement to transfer the technology to Haitian for a consideration of RMB900,000 (approximately US$109,000). The technology was subsequently transferred to the Chairman of Board of Directors of the Company (“Wang”), who was then its sole proprietor. In April of 2004, Haitian issued 20,000,000 shares for technology and cash to 21 investors. As part of the transaction, Wang’s technology, valued at RMB 7.04 (approximately US$850,000) million at the time by an appraiser in China, was transferred back to the Company with the approval of the Board of Directors.

In the above capital transaction, Wang and other 20 individual investors purchased common stock for RMB 14 million (approximately US$1,691,000).

In addition, for a consideration of RMB750,000 (approximately US$91,000), the Company purchased from an unrelated party the proprietary technology to produce sulfurated hydrogen, an ingredient to produce TDDM.

Intangibles were amortized over its expected useful lives between 6 and 8 years. Amortization expenses amount to $826,291 for the year ended December 31, 2005.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

7. OTHER ASSETS

Other assets consist of:

	December 31,
	2005	2004

Advances to an unrelated party for its merger and
financing activites with return of 50% without
specified term of advances	$523,330	-
Deferred payments for consulting and professional
fees related to planned merger and financing	492,273	-
Others	58,290	-
Amortization of deferred payments	(205,722)
	$868,171	$-

8. ACCOUNTS PAYABLE
Accounts payable represent payables to construction subcontractors and equipment suppliers.

9. RELATED PARTY TRANSACTIONS

(1)	The Company uses office space of Wang without any charges. According to the agreement, the Company can continue to use the office space without any charges up to October 2008.

(2)	Wang and other related party provided securities for the short-term bank loans of the Company without any charges.

(3)	Wang provided funds to the Company both for the operations and for TDDM construction projects without any interest charges. As of December 31, 2005, these advances accumulated to $2,844,761.

10. BANK LOANS

The Company borrows short term amounts from a bank. They bear interest at the rate of 7.605% per annum. The agreement with the bank includes the securities with properties of Wang and another related party. Historically, the Company renegotiates renewals of the loans with the financial institutions at the time of maturity. See Note 9.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

11.  COMMITMENTS AND CONTINGENCIES

(1)	Operating leases

The Company leases certain office spaces from Wang without any charge. There were no future rental commitments under the operating lease as at December 31, 2005. There were no operating lease expenses recorded in 2005 and 2004.

(2)	Litigation

From time to time, the Company is subject to litigation in the normal course of business. Management does not believe the Company is a party to any such pending litigation which would have a material effect on its financial statements